UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018(February 1, 2018)

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4F, Tea Tree B Building, GuwuSanwei Industrial Park, Xixiang Street, Baoan District,
Shenzhen, Guangdong Province, China 518000
(Address of principal executive office)

+86-138 8954 0873
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jialin Liang- Appointment as Officer and Director of Changchun Fangguan Photoelectric Display Technology Co. Ltd..

On February 20, 2018, the Company ratified and approved the appointment of Jialin Liang as President and a member of the board of directors of Changchun Fangguan Photoelectric Display Technology Co. Ltd.(“Changchun”), a limited liability company formed under the laws of Taiwan, Hong Kong and Macao on February 1, 2018. Changchun is a wholly owned subsidiary of Well Best International Investment Limited, a limited liability company formed under the laws of Hong Kong Special Administrative Region (“Well Best”) and an indirect wholly-owned subsidiary of Ionix Technology, Inc. (the “Company”).

Mr. Liang graduated from Nankai University in 1985 with a major in Microelectronics.  Mr. Liang served as vice general manager of Jilin Zijing Electronics Co., Ltd. from 1997 to 2007, and has served as general manager of Changchun Fangguan Electronic Technology Co., Ltd. since 2007.

Item 8.01          Other Events.

Establishment of  Changchun Fangguan Photoelectric Display Technology Co., Ltd.

On February 20, 2018, the Company’s Board of Directors approved and ratified the incorporation of Changchun Fangguan Photoelectric Display Technology Co. Ltd. (“Changchun”), a limited liability company formed under the laws of Taiwan, Hong Kong, and Macao on February 1, 2018. Well Best is the sole shareholder of Changchun. As a result, Changchun is an indirect, wholly-owned subsidiary of the Company. Changchun will act as a manufacturing base for the Company and shall focus on developing and producing high-end intelligent electronic equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: February 21, 2018	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer